THE COCA-COLA COMPANY REPORTS
FOURTH QUARTER AND FULL YEAR 2016 RESULTS
Strong Price/Mix and Solid Performance in Developed Markets
Flagship North America Market Continues to Outperform the Industry

•	Net Revenues Declined 6% for the Quarter and 5% for the Full Year, which Included a Combined
Unfavorable Impact from Foreign Currency and Structural Changes of 12% and 9%, Respectively

•	Organic Revenues (Non-GAAP) Grew 6% for the Quarter and 3% for the Full Year

•	Price/Mix Grew 6% for the Quarter and 3% for the Full Year

•	Operating Margin Expanded More than 90 Basis Points for the Full Year and Comparable Currency
Neutral Operating Margin (Non-GAAP) Expanded Nearly 140 Basis Points

•	Fourth Quarter EPS of $0.13 and Comparable EPS (Non-GAAP) of $0.37

•	Company Provides 2017 Financial Outlook
ATLANTA, Feb. 9, 2017 – The Coca-Cola Company today reported fourth quarter and full year 2016 operating results. Muhtar Kent, Chairman and Chief Executive Officer of The Coca-Cola Company, said, "We are pleased to report that we ended 2016 with fourth quarter top- and bottom-line growth within our expectations. Strong price/mix stemming from our continued focus on driving revenue and solid performance in our developed markets helped offset persistent macroeconomic pressures in our emerging and developing markets. Our flagship market of North America grew net revenues 8% for the quarter and 4% for the year, outperforming total retail value growth for both the North America nonalcoholic ready-to-drink beverage industry and U.S. consumer packaged goods companies."

"In addition to delivering our profit target for the full year, I am encouraged by the strategic actions taken during 2016 to strengthen our global bottling system. In the fourth quarter, we reached a definitive agreement to refranchise all Company-owned bottling operations in China, and we took important steps to further the evolution of Coca-Cola Beverages Africa. During the year, we successfully completed the creation of Coca-Cola European Partners, and we supported the ongoing transformation of the franchise bottling system in Japan. And last, we remain on track to complete the refranchising of Company-owned bottling operations in the United States by the end of 2017. In total, half of our global system revenue has been in motion through our recent actions to strengthen the system. The progress demonstrated by these actions is foundational in positioning our system for prosperity long into the future."

"We also recently made an important decision about the future leadership of The Coca-Cola Company with the announcement that James Quincey will become our next CEO, effective May 1. Having worked closely with James for many years, I know that his knowledge and experience make him the ideal candidate to lead our Company and bottling system into the future. I am partnering with James to ensure a smooth CEO transition and look forward to providing continued support as Chairman of the Board of Directors."

Highlights

Quarterly / Full Year Performance

•
Net revenues were $9.4 billion for the quarter, a 6% decline from prior year, impacted by a foreign currency exchange headwind of 2% and a headwind from acquisitions, divestitures, and structural items of 10%. Organic revenues (non-GAAP) grew 6% in the quarter, driven by price/mix growth of 6%. Core business organic revenues (non-GAAP) grew 7% in the quarter.

•
Net revenues were $41.9 billion for the full year, a 5% decline from the prior year, impacted by a foreign currency exchange headwind of 3% and a headwind from acquisitions, divestitures, and structural items of 6%. Organic revenues (non-GAAP) for the full year grew 3%, driven by price/mix growth of 3%. Core business organic revenues (non-GAAP) grew 4% for the full year.

•	We gained global value share in total nonalcoholic ready-to-drink ("NARTD") beverages and sparkling beverages in both the quarter and the full year.

•
Total unit case volume declined 1% for the quarter and grew 1% for the full year. For the quarter, low single-digit unit case volume growth in our developed markets was offset by continued macroeconomic challenges in several Latin American markets. North America grew unit case volume 1% in the quarter, including 1% growth in sparkling beverages. For the full year, our developed markets grew low single digits while our emerging and developing markets were even.

•
Our operating margin for the quarter contracted nearly 80 basis points and our operating margin for the full year expanded more than 90 basis points. These measures included items impacting comparability, the impact of changes in foreign currency exchange rates, and structural impacts. Our comparable currency neutral operating margin (non-GAAP) in the quarter expanded nearly 230 basis points and expanded nearly 140 basis points for the full year. These improvements were driven by continued extensions of our pricing initiatives, a slightly favorable cost environment, and our productivity program.

Company Updates
Strong momentum in transforming our business continued through the last quarter of the year, with key actions driving positive results in many markets around the world. Notable developments included:

•
Disciplined brand and growth investments: We advanced our strategy to grow revenues and profits from our sparkling beverage portfolio while at the same time helping consumers reduce consumption of added sugars. In Western Europe, Coca-Cola Zero Sugar once again grew unit case volume double digits in the quarter, boosted by expansion into France, Belgium, Netherlands, and Ireland. These recent moves extend the product beyond its initial launch market of Great Britain. Further expansion is planned in early 2017 for other European markets, Australia, and South Africa, among others. In addition to these moves in our sparkling portfolio, we continued the global expansion of smartwater, one of our premium water brands. While smartwater achieved double-digit unit case volume growth during the year in its home market of North America, it also helped drive full year high single-digit unit case volume growth in the still water category for our Western Europe business unit.

•
Innovating in different ways: Portfolio innovations in the quarter extended beyond ongoing product and reformulation initiatives. Sparkling beverage performance in Japan kept its momentum in the quarter, boosted by the Coca-Cola ribbon package innovation that was made available in the market during November and December. This festive bottle for Trademark Coca-Cola brands in Japan provided consumers with a label that could be transformed into a holiday bow. Coffee in Japan also continued to grow, driven by the bottle-can package innovation for GEORGIA The Premium launched in early 2016. In our Central & Eastern Europe business unit, the launch of a new Fanta spiral bottle led to full year mid single-digit unit case volume growth for the brand and helped drive a value share gain in sparkling beverages for the full year.

•
Strengthening the global bottling system: We remain on track to complete the refranchising of our Company-owned bottling operations in the United States by the end of 2017. In China, we signed a definitive agreement with COFCO Coca-Cola Beverages Limited and Swire Beverages Holdings Limited to refranchise all existing Company-owned bottling operations. We also reached an important agreement in the evolution of Coca-Cola Beverages Africa ("CCBA") regarding the transition of Anheuser-Busch InBev's 54.5% stake in CCBA as well as its interests in other African and Latin American bottling operations.

•
Planning a seamless leadership transition: In December, the Board of Directors unanimously approved Chairman and Chief Executive Officer Muhtar Kent's recommendation for Company veteran James Quincey to become the next CEO, effective May 1, 2017. Kent will continue as Chairman of the Board of Directors following the CEO succession. The Board intends to nominate Quincey to stand for election as a director at the 2017 Annual Meeting of Shareowners in April.

•
Advancing sustainable business practices: We continued to advance sustainability investments around the world. During the quarter, we announced a combined pledge with the U.S. Agency for International Development (USAID) of up to $22 million to support the next five-year phase of USAID's Water and Development Alliance (WADA). This initiative aims to provide safe water access and sanitation to communities in developing nations in Africa, the Middle East, Asia, and Latin America. During the first phase of this partnership from 2005 to 2017, 35 projects were implemented in 30 different countries. By the end of 2015, these projects had yielded improved water access to over 600,000 people and improved sanitation for over 250,000 people.

Operating Review – Three Months Ended December 31, 2016
Revenue and Volume

Percent Change	Concentrate Sales [1]	Price/Mix	Currency Impact	Acquisitions, Divestitures, and Structural Items, Net	Reported Net Revenues	Organic Revenues [2]	Unit Case Volume
Consolidated	0	6	(2)	(10)	(6)	6	(1)
Europe, Middle East & Africa [3]	5	0	(2)	(6)	(4)	5	1
Latin America	(5)	15	(14)	0	(4)	10	(4)
North America	4	5	0	0	8	8	1
Asia Pacific	(2)	9	4	(3)	8	7	0
Bottling Investments	3	0	0	(23)	(20)	3	(25)

Income Before Taxes and EPS

Percent Change	Reported Income Before Taxes	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral [2]	Structural Impact	Comparable Currency Neutral (Structurally Adjusted) [2]
Consolidated	(67)	(61)	(11)	6	(7)	14

Europe, Middle East & Africa [3]	(5)	(4)	(2)	2
Latin America	(7)	0	(24)	17
North America	18	3	(1)	16
Asia Pacific	6	1	1	3
Bottling Investments	(447)	(449)	1	0

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral [2]
Consolidated EPS	(55)	(51)	(11)	7

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes.
2 Organic revenues, comparable currency neutral income before taxes, comparable currency neutral income before taxes (structurally adjusted), and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
3 Effective August 1, 2016, the Company formed a new Europe, Middle East & Africa operating group consisting of business units that were previously included in the Europe and the Eurasia & Africa operating groups.

Operating Results – Year Ended December 31, 2016
Revenue and Volume

Percent Change	Concentrate Sales [1]	Price/Mix	Currency Impact	Acquisitions, Divestitures, and Structural Items, Net	Reported Net Revenues	Organic Revenues [2]	Unit Case Volume
Consolidated	1	3	(3)	(6)	(5)	3	1
Europe, Middle East & Africa [3]	0	2	(3)	(4)	(4)	3	1
Latin America	(1)	13	(18)	0	(6)	12	(1)
North America	1	3	0	0	4	4	1
Asia Pacific	3	(2)	1	(2)	1	1	2
Bottling Investments	0	1	(1)	(13)	(14)	1	(16)

Income Before Taxes and EPS

Percent Change	Reported Income Before Taxes	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral [2]	Structural Impact	Comparable Currency Neutral (Structurally Adjusted) [2]
Consolidated	(15)	(10)	(9)	4	(3)	8

Europe, Middle East & Africa [3]	(4)	(1)	(3)	(1)
Latin America	(9)	(2)	(26)	19
North America	9	2	0	7
Asia Pacific	1	0	0	2
Bottling Investments	(350)	(358)	(2)	11

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral [2]
Consolidated EPS	(10)	(6)	(9)	5

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes.
2 Organic revenues, comparable currency neutral income before taxes, comparable currency neutral income before taxes (structurally adjusted), and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
3 Effective August 1, 2016, the Company formed a new Europe, Middle East & Africa operating group consisting of business units that were previously included in the Europe and the Eurasia & Africa operating groups.

In addition to the data in the preceding tables, operating results were impacted by the following:

Consolidated

•	Positive price/mix in the quarter included 2 points of positive segment mix, primarily driven by Latin America. Segment mix did not have a significant impact on the full year positive price/mix.

•	Sparkling beverage unit case volume declined 2% for the quarter and was even for the full year. Still beverage unit case volume grew 2% for the quarter and 3% for the full year.

•
The decline in income before taxes for both the quarter and the full year included items impacting comparability, primarily due to the derecognition of intangible assets associated with the refranchising of bottling territories in North America. The decline was also impacted by changes in foreign currency exchange rates and structural items. Comparable currency neutral income before taxes (structurally adjusted) (non-GAAP) for both the quarter and the full year benefited from the impact of our productivity initiatives and an increase in equity income, partially offset by a swing from net interest income to net interest expense.

•
Cash from operations for the full year was $8.8 billion, down $1.7 billion. This decrease was driven by fluctuations in foreign currency exchange rates and our ongoing refranchising of North America bottling territories as well as bottling transactions in Europe and Africa.

•	Purchases of stock for treasury for the full year were $3.7 billion. Net share repurchases (non-GAAP) totaled $2.3 billion for the full year.

Europe, Middle East & Africa

•
Even price/mix for the quarter included 1 point of unfavorable geographic mix. Positive price/mix for the full year included 1 point of favorable geographic mix. Acquisitions, divestitures, and structural items for the quarter and the full year reflect the impact of bottling transactions in Europe and Africa.

•
The decline in income before taxes for both the quarter and the full year included the impact of changes in foreign currency exchange rates and structural items. Comparable currency neutral income before taxes (non-GAAP) for both the quarter and the full year included the unfavorable impact of bottling transactions in Europe and Africa.

•
We gained value share in still beverages during the quarter. Unit case volume growth of 1% for both the quarter and the full year included 1 point of growth from acquired brands, which were primarily water brands in Africa. For the full year, sparkling beverage volume was even and still beverage volume grew 3%. Unit case volume growth for the year in our West Africa and Middle East & North Africa business units was partially offset by a decline in our Central & Eastern Europe business unit, which was primarily driven by a unit case volume decline in Russia.

Latin America

•	Positive price/mix for the quarter and for the full year benefited from solid performance in Mexico and several inflationary markets across Latin America.

•
We gained value share in total NARTD beverages, sparkling beverages and still beverages during the quarter. For the full year, sparkling beverage volume declined 2% and still beverage volume grew 2%. The total unit case volume decline of 1% for the year was driven by high single-digit declines in both our Brazil and Latin Center business units amidst continued macroeconomic challenges in those regions. These declines were partially offset by mid single-digit unit case volume growth in Mexico.

North America

•
Positive price/mix for the quarter and for the full year reflects the continued execution of disciplined occasion, brand, price, and package strategy. Sparkling beverage price/mix grew 4% for the quarter and 3% for the full year.

•
Income before taxes for both the quarter and the full year included items impacting comparability and structural impacts. Comparable currency neutral income before taxes (non-GAAP) for the quarter was favorably impacted by the ongoing refranchising in North America.

•
We gained value share in total NARTD beverages for the 27th consecutive quarter. For the full year, sparkling beverage volume growth was slightly positive, rounding to even. Growth in Sprite, Fanta, and energy drinks was offset primarily by a decline in Diet Coke. Full year still beverage volume grew 3%, primarily driven by growth in water which included double-digit growth in smartwater. Volume in the dairy category grew double digits and vitaminwater grew mid single digits.

Asia Pacific

•	Positive price/mix for the quarter included 1 point of favorable geographic mix. Geographic mix did not have a significant impact on the negative price/mix for the full year.

•
We gained value share in sparkling beverages during the quarter. For the full year, sparkling beverage volume growth was slightly positive, rounding to even. Full year still beverage volume grew 5%. Unit case volume growth for the full year included mid single-digit growth in our ASEAN business unit and low single-digit growth in our Japan business unit, partially offset by a low single-digit decline in our Greater China & Korea business unit.

Bottling Investments

•	Full year positive price/mix reflects solid performance across several of our key bottling operations, particularly North America and India.

•
The decline in income before taxes for both the quarter and the full year included items impacting comparability and structural impacts. For both the quarter and the full year, comparable currency neutral income before taxes (non-GAAP) was unfavorably impacted by the ongoing refranchising of North America bottling territories and the deconsolidation of our German and South African bottling operations. For the full year, comparable currency neutral income before taxes (non-GAAP) also included a favorable impact from the expanded distribution of Monster Beverage Corporation products.

Outlook
Our 2017 outlook for organic revenues, comparable currency neutral income before taxes (structurally adjusted), and comparable EPS are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability, the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and the impact of structural items, as applicable. We are not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates and the exact timing of acquisitions, divestitures, and/or structural changes throughout 2017. The unavailable information could have a significant impact on our full year 2017 GAAP financial results.
Full Year 2017 Underlying Performance:

•	Approximately 3% growth in organic revenues (non-GAAP)

•
7% to 8% growth in comparable currency neutral income before taxes (structurally adjusted) (non-GAAP), driven by strong operating performance partially offset by an increasing interest rate environment

Full Year 2017 Currency Impact:

•	Net revenues: 1% to 2% headwind based on the current spot rates and including the impact of hedged positions

•	Income before taxes: 3% to 4% headwind based on the current spot rates and including the impact of hedged positions
Full Year 2017 Acquisitions, Divestitures, and Structural Items Impact:

•	Net revenues: 18% to 19% headwind from acquisitions, divestitures, and structural items

•	Income before taxes: 5% to 6% structural headwind
Full Year 2017 Other Items:

•	Underlying effective tax rate (non-GAAP): 24%*

•	Net share repurchases (non-GAAP): Approximately $2.0 billion

•	Net capital expenditures: $2.0 billion to $2.5 billion
Full Year 2017 EPS: Comparable EPS (non-GAAP) 1% to 4% decline versus $1.91 in 2016
First Quarter 2017 Considerations:

•	Net revenues: 12% to 13% headwind from acquisitions, divestitures, and structural items; 1% to 2% currency headwind based on the current spot rates and including the impact of hedged positions

•	Income before taxes: 1% to 2% structural headwind; 3% to 4% currency headwind based on the current spot rates and including the impact of hedged positions

•	Two fewer days when compared to first quarter 2016
Full Year 2018 Considerations:

•	Net revenues: 16% to 17% headwind from acquisitions, divestitures, and structural items

•	Income before taxes: 1% to 2% structural headwind; low single-digit currency headwind based on the current spot rates and including the impact of hedged positions

•	Underlying effective tax rate (non-GAAP): 26%*

*Does not include any impact from potential tax reform

Notes

•	All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.

•
All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales for the fourth quarter, unless otherwise noted, and are computed on a reported basis for the full year. "Unit case" means a unit of measurement equal to 24 eight-ounce servings of finished beverage. "Unit case volume" means the number of unit cases (or unit case equivalents) of Company beverages directly or indirectly sold by the Company and its bottling partners to customers.

•
"Core business" represents the combined performance from the Europe, Middle East & Africa; Latin America; North America; Asia Pacific; and Corporate operating segments offset by intersegment eliminations.

•
"Concentrate sales" represents the amount of concentrates, syrups, beverage bases, and powders sold by, or used in finished beverages sold by, the Company to its bottling partners or other customers. In the reconciliation of reported net revenues, "concentrate sales" represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for our geographic operating segments (expressed in equivalent unit cases) after considering the impact of structural changes. For our Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes. Our Bottling Investments operating segment reflects unit case volume growth for consolidated bottlers only.

•
"Price, product, and geographic mix" represents the change in revenues caused by factors such as price changes, the mix of products and packages sold, and the mix of channels and geographic territories in which sales occurred.

•	"Sparkling beverages" means NARTD beverages with carbonation, including carbonated energy drinks and waters.

•
"Still beverages" means nonalcoholic beverages without carbonation, including noncarbonated waters, flavored waters and enhanced waters, juices and juice drinks, teas, coffees, sports drinks, dairy, and noncarbonated energy drinks.

•
First quarter 2016 financial results were impacted by one less day and fourth quarter 2016 financial results were impacted by two additional days. Unit case volume results for the quarters are not impacted by the variance in days due to the average daily sales computation referenced above.

Conference Call
We are hosting a conference call with investors and analysts to discuss fourth quarter and full year 2016 results today, Feb. 9, 2017 at 9 a.m. EST. Also today, the Company's Investor Relations team will hold a separate investor and analyst conference call to address financial modeling-related questions at 11:30 a.m. EST. We invite investors to listen to a live audiocast of both conference calls on the Company’s website, http://www.coca-colacompany.com in the "Investors" section. A replay in downloadable MP3 format and a transcript of the calls will also be available within 24 hours after the audiocasts on the Company’s website. Further, the "Investors" section of the website includes a reconciliation of non-GAAP financial measures, which may be used when discussing financial results with investors and analysts, to the Company’s results as reported under GAAP.

Contacts:            Investors and Analysts                Media
Tim Leveridge: +01 404.676.7563        Kent Landers: +01 404.676.2683

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Three Months Ended
	December 31, 2016	December 31, 2015	% Change[1]
Net Operating Revenues	$9,409	$10,000	(6)
Cost of goods sold	3,794	4,054	(6)
Gross Profit	5,615	5,946	(6)
Selling, general and administrative expenses	3,580	3,937	(9)
Other operating charges	680	491	39
Operating Income	1,355	1,518	(11)
Interest income	170	154	10
Interest expense	248	143	73
Equity income (loss) — net	157	87	82
Other income (loss) — net	(919)	(78)	—
Income Before Income Taxes	515	1,538	(67)
Income taxes	(32)	302	—
Consolidated Net Income	547	1,236	(56)
Less: Net income (loss) attributable to noncontrolling interests	(3)	(1)	(358)
Net Income Attributable to Shareowners of The Coca-Cola Company	$550	$1,237	(56)
Diluted Net Income Per Share[2]	$0.13	$0.28	(55)
Average Shares Outstanding — Diluted[2]	4,345	4,390

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the three months ended December 31, 2016 and December 31, 2015, basic net income per share was $0.13 for 2016 and $0.29 for 2015 based on average shares outstanding — basic of 4,303 million for 2016 and 4,336 million for 2015. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Year Ended
	December 31, 2016	December 31, 2015	% Change[1]
Net Operating Revenues	$41,863	$44,294	(5)
Cost of goods sold	16,465	17,482	(6)
Gross Profit	25,398	26,812	(5)
Selling, general and administrative expenses	15,262	16,427	(7)
Other operating charges	1,510	1,657	(9)
Operating Income	8,626	8,728	(1)
Interest income	642	613	5
Interest expense	733	856	(14)
Equity income (loss) — net	835	489	71
Other income (loss) — net	(1,234)	631	—
Income Before Income Taxes	8,136	9,605	(15)
Income taxes	1,586	2,239	(29)
Consolidated Net Income	6,550	7,366	(11)
Less: Net income (loss) attributable to noncontrolling interests	23	15	45
Net Income Attributable to Shareowners of The Coca-Cola Company	$6,527	$7,351	(11)
Diluted Net Income Per Share[2]	$1.49	$1.67	(10)
Average Shares Outstanding — Diluted[2]	4,367	4,405

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the years ended December 31, 2016 and December 31, 2015, basic net income per share was $1.51 for 2016 and $1.69 for 2015 based on average shares outstanding — basic of 4,317 million for 2016 and 4,352 million for 2015. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(UNAUDITED)
(In millions except par value)

	December 31, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$8,555	$7,309
Short-term investments	9,595	8,322
Total Cash, Cash Equivalents and Short-Term Investments	18,150	15,631
Marketable securities	4,051	4,269
Trade accounts receivable, less allowances of $466 and $352, respectively	3,856	3,941
Inventories	2,675	2,902
Prepaid expenses and other assets	2,481	2,752
Assets held for sale	2,797	3,900
Total Current Assets	34,010	33,395
Equity Method Investments	16,260	12,318
Other Investments	989	3,470
Other Assets	4,248	4,110
Property, Plant and Equipment — net	10,635	12,571
Trademarks With Indefinite Lives	6,097	5,989
Bottlers' Franchise Rights With Indefinite Lives	3,676	6,000
Goodwill	10,629	11,289
Other Intangible Assets	726	854
Total Assets	$87,270	$89,996

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$9,490	$9,660
Loans and notes payable	12,498	13,129
Current maturities of long-term debt	3,527	2,676
Accrued income taxes	307	331
Liabilities held for sale	710	1,133
Total Current Liabilities	26,532	26,929
Long-Term Debt	29,684	28,311
Other Liabilities	4,081	4,301
Deferred Income Taxes	3,753	4,691
The Coca-Cola Company Shareowners' Equity
Common stock, $0.25 par value; Authorized — 11,200 shares; Issued — 7,040 and 7,040 shares, respectively	1,760	1,760
Capital surplus	14,993	14,016
Reinvested earnings	65,502	65,018
Accumulated other comprehensive income (loss)	(11,205)	(10,174)
Treasury stock, at cost — 2,752 and 2,716 shares, respectively	(47,988)	(45,066)
Equity Attributable to Shareowners of The Coca-Cola Company	23,062	25,554
Equity Attributable to Noncontrolling Interests	158	210
Total Equity	23,220	25,764
Total Liabilities and Equity	$87,270	$89,996

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
(In millions)

	Year Ended
	December 31, 2016	December 31, 2015
Operating Activities
Consolidated net income	$6,550	$7,366
Depreciation and amortization	1,787	1,970
Stock-based compensation expense	258	236
Deferred income taxes	(856)	73
Equity (income) loss — net of dividends	(449)	(122)
Foreign currency adjustments	158	(137)
Significant (gains) losses on sales of assets — net	1,146	(374)
Other operating charges	647	929
Other items	(224)	744
Net change in operating assets and liabilities	(221)	(157)
Net cash provided by operating activities	8,796	10,528
Investing Activities
Purchases of investments	(15,499)	(15,831)
Proceeds from disposals of investments	16,624	14,079
Acquisitions of businesses, equity method investments and nonmarketable securities	(838)	(2,491)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	1,035	565
Purchases of property, plant and equipment	(2,262)	(2,553)
Proceeds from disposals of property, plant and equipment	150	85
Other investing activities	(209)	(40)
Net cash provided by (used in) investing activities	(999)	(6,186)
Financing Activities
Issuances of debt	27,281	40,434
Payments of debt	(25,615)	(37,738)
Issuances of stock	1,434	1,245
Purchases of stock for treasury	(3,681)	(3,564)
Dividends	(6,043)	(5,741)
Other financing activities	79	251
Net cash provided by (used in) financing activities	(6,545)	(5,113)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(6)	(878)
Cash and Cash Equivalents
Net increase (decrease) during the year	1,246	(1,649)
Balance at beginning of year	7,309	8,958
Balance at end of year	$8,555	$7,309

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Three Months Ended

	Net Operating Revenues [1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	December 31, 2016	December 31, 2015	% Fav. / (Unfav.)	December 31, 2016	December 31, 2015	% Fav. / (Unfav.)	December 31, 2016	December 31, 2015	% Fav. / (Unfav.)
Europe, Middle East & Africa	$1,645	$1,711	(4)	$779	$839	(7)	$799	$838	(5)
Latin America	982	1,023	(4)	481	528	(9)	481	515	(7)
North America	2,473	2,292	8	600	492	22	582	491	18
Asia Pacific	1,039	960	8	332	313	6	335	317	6
Bottling Investments	4,138	5,199	(20)	(359)	(115)	(212)	(1,026)	(187)	(447)
Corporate	37	46	(20)	(478)	(539)	11	(656)	(436)	(50)
Eliminations	(905)	(1,231)	27	—	—	—	—	—	—
Consolidated	$9,409	$10,000	(6)	$1,355	$1,518	(11)	$515	$1,538	(67)

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
During the three months ended December 31, 2016, intersegment revenues were $23 million for Latin America, $795 million for North America, $69 million for Asia Pacific and $18 million for Bottling Investments. During the three months ended December 31, 2015, intersegment revenues were $150 million for Europe, Middle East & Africa, $19 million for Latin America, $948 million for North America, $69 million for Asia Pacific, $35 million for Bottling Investments and $10 million for Corporate.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Year Ended

	Net Operating Revenues [1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	December 31, 2016	December 31, 2015	% Fav. / (Unfav.)	December 31, 2016	December 31, 2015	% Fav. / (Unfav.)	December 31, 2016	December 31, 2015	% Fav. / (Unfav.)
Europe, Middle East & Africa	$7,278	$7,587	(4)	$3,676	$3,875	(5)	$3,749	$3,923	(4)
Latin America	3,819	4,074	(6)	1,951	2,169	(10)	1,966	2,164	(9)
North America	10,210	9,840	4	2,582	2,366	9	2,560	2,356	9
Asia Pacific	5,294	5,252	1	2,224	2,189	2	2,238	2,207	1
Bottling Investments	19,885	23,063	(14)	(137)	124	—	(1,923)	(427)	(350)
Corporate	132	166	(21)	(1,670)	(1,995)	16	(454)	(618)	27
Eliminations	(4,755)	(5,688)	16	—	—	—	—	—	—
Consolidated	$41,863	$44,294	(5)	$8,626	$8,728	(1)	$8,136	$9,605	(15)

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
During the year ended December 31, 2016, intersegment revenues were $264 million for Europe, Middle East & Africa, $73 million for Latin America, $3,773 million for North America, $506 million for Asia Pacific, $134 million for Bottling Investments and $5 million for Corporate. During the year ended December 31, 2015, intersegment revenues were $621 million for Europe, Middle East & Africa, $75 million for Latin America, $4,259 million for North America, $545 million for Asia Pacific, $178 million for Bottling Investments and $10 million for Corporate.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP" or referred to herein as "reported"). To supplement our consolidated financial statements reported on a GAAP basis, we provide the following non-GAAP financial measures: "Organic revenues", "core business organic revenues", "comparable currency neutral operating margin", "comparable currency neutral income before taxes", "comparable currency neutral income before taxes (structurally adjusted)", "comparable EPS", "comparable currency neutral EPS", "underlying effective tax rate" and "net share repurchases", each of which are defined below. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. We believe these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the Company's performance. Disclosing these non-GAAP financial measures allows investors and Company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
DEFINITIONS

•
"Currency neutral operating results" are determined by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results, normalizing for certain structural items in hyperinflationary economies, by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the Company's financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.

•
"Structural changes" generally refer to acquisitions or dispositions of bottling, distribution or canning operations and the consolidation or deconsolidation of bottling and distribution entities for accounting purposes. During 2016, the Company deconsolidated our South African bottling operations and disposed of its related equity method investment in exchange for equity method investments in Coca-Cola Beverages Africa Limited ("CCBA") and CCBA's South African subsidiary. As part of the transaction, the Company also acquired and licensed several brands. The impacts of the deconsolidation and new equity method investments have been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for our Europe, Middle East and Africa and Bottling Investments operating segments and equity income on a consolidated basis as well as for our Bottling Investments operating segment. The brands and licenses that the Company acquired impacted the Company’s unit case volume and concentrate sales volume and therefore, in addition to being included as a structural change, they are also considered acquired brands. Also in 2016, the Company deconsolidated our German bottling operations as a result of their being merged to create Coca-Cola European Partners plc ("CCEP"). As a result of the merger transaction, the Company now owns an equity method investment in CCEP. Accordingly, the impact of the deconsolidation and new equity method investment has been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for our Europe, Middle East and Africa and Bottling Investments operating segments and equity income on a consolidated basis as well as for our Bottling Investments operating segment. During 2016, the Company also changed our funding arrangement with our bottling partners in China, which resulted in a reduction in net operating revenues with an offsetting reduction in direct marketing expense (a component of selling, general and administration expenses). In 2016 and 2015, the Company refranchised bottling territories in North America to certain of its unconsolidated bottling partners. Additionally, in 2015, the Company sold its global energy drink business to Monster Beverage Corporation ("Monster"); acquired Monster's non-energy drink business; acquired an equity interest in Monster; amended its current distribution coordination agreements with Monster to expand into additional territories; and acquired a South African bottler.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
DEFINITIONS (continued)
Accordingly, these activities have been included as structural items in our analysis of the impact of these changes on certain line items in our condensed consolidated statements of income. In addition, for non-Company-owned and licensed beverage products sold in the refranchised territories in North America for which the Company no longer reports unit case volume, we have eliminated the unit case volume from the base year when calculating 2016 versus 2015 volume growth rates on a consolidated basis as well as for the North America and Bottling Investments operating segments.

•
"Organic revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for the impact of acquisitions, divestitures and structural items, as applicable, as well as the impact of changes in foreign currency exchange rates. Management believes the organic revenue (non-GAAP) growth measure provides users with useful supplemental information regarding the Company's ongoing revenue performance and trends by presenting revenue growth excluding the impact of foreign exchange, as well as the impact of acquisitions, divestitures and structural changes. "Core business organic revenues" (non-GAAP) represents the combined organic revenue performance from the Europe, Middle East and Africa; Latin America; North America; Asia Pacific; and Corporate operating segments offset by intersegment eliminations. Management believes the core business organic revenues (non-GAAP) measure enhances the understanding of the current quarter and full year change in the net operating revenues of the segments of our business that are not significantly impacted by the acquisition and divestiture activity taking place in our Bottling Investments operating segment. The adjustments related to acquisitions, divestitures and structural items for the three months and years ended December 31, 2016 and December 31, 2015 consisted of the structural changes discussed above. Additionally, during the three months and year ended December 31, 2016, organic revenues (non-GAAP) were adjusted, both on a consolidated basis and for our Asia Pacific operating segment, for the sales of the Company's newly acquired plant-based protein beverages in China.

•
"Comparable currency neutral operating margin", "comparable currency neutral income before taxes" and "comparable currency neutral income before taxes (structurally adjusted)" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below) and the impact of changes in foreign currency exchange rates. Comparable currency neutral income before taxes (structurally adjusted) (non-GAAP) has also been adjusted for structural changes. Management uses these non-GAAP financial measures to evaluate the Company's performance and make resource allocation decisions. Further, management believes the comparable currency neutral operating margin (non-GAAP) expansion, comparable currency neutral income before taxes (non-GAAP) growth and comparable currency neutral income before taxes (structurally adjusted) (non-GAAP) growth measures enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the Company's underlying business performance and trends by improving their ability to compare our period-to-period financial results.

•
"Comparable EPS" and "comparable currency neutral EPS" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below). Comparable currency neutral EPS (non-GAAP) has also been adjusted for the impact of changes in foreign currency exchange rates. Management uses these non-GAAP financial measures to evaluate the Company's performance and make resource allocation decisions. Further, management believes the comparable EPS (non-GAAP) and comparable currency neutral EPS (non-GAAP) growth measures enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the Company's underlying business performance and trends by improving their ability to compare our period-to-period financial results.

•
"Underlying effective tax rate" is a non-GAAP financial measure that represents the estimated annual effective income tax rate on income before taxes that excludes or has otherwise been adjusted for items impacting comparability (discussed further below).

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
DEFINITIONS (continued)

•
"Net share repurchases" is a non-GAAP financial measure that reflects the net amount of purchases of stock for treasury after considering proceeds from the issuances of stock, the net change in stock issuance receivables (related to employee stock options exercised but not settled prior to the end of the period) and the net change in treasury stock payables (for treasury shares repurchased but not settled prior to the end of the period).

ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as "items impacting comparability" based on how management views our business; makes financial, operating, compensation and planning decisions; and evaluates the Company's ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as pertaining to different and unrelated underlying activities or events across comparable periods, are generally considered "items impacting comparability". Items impacting comparability include asset impairments and restructuring charges, charges related to our productivity and reinvestment initiatives, and transaction gains/losses, in each case when exceeding a U.S. dollar threshold. Also included are timing differences related to our economic (nondesignated) hedging activities and our proportionate share of similar items incurred by our equity method investees, regardless of size. In addition, we provide the impact that changes in foreign currency exchange rates had on our financial results ("currency neutral operating results" defined above).
Asset Impairments and Restructuring
Asset Impairments
During the three months and year ended December 31, 2016, the Company recorded charges of $153 million related to certain intangible assets. These charges included $143 million related to the impairment of certain U.S. bottlers' franchise rights recorded in our Bottling Investments operating segment. This charge was related to a number of factors, primarily as a result of lower operating performance compared to previously modeled results as well as a revision in management's view of the proceeds that may be ultimately received upon refranchising the territory. The remaining charge of $10 million was related to an impairment of goodwill recorded in our Bottling Investments operating segment. This charge was primarily the result of management's revised outlook on market conditions. These charges of $153 million were recorded in our Bottling Investments operating segment.
Restructuring
During the year ended December 31, 2016, the Company recorded charges of $240 million. The Company also recorded charges of $88 million and $292 million during the three months and year ended December 31, 2015, respectively. These charges were related to the integration of our German bottling operations, which were deconsolidated in May 2016.
Productivity and Reinvestment
During the three months and year ended December 31, 2016, the Company recorded charges of $165 million and $352 million, respectively, related to our productivity and reinvestment initiatives. The Company also recorded charges of $368 million and $691 million during the three months and year ended December 31, 2015, respectively. These productivity and reinvestment initiatives are focused on four key areas: restructuring the Company's global supply chain; implementing zero-based work, an evolution of zero-based budget principles across the organization; streamlining and simplifying the Company's operating model; and further driving increased discipline and efficiency in direct marketing investments. The savings realized from the program will enable the Company to fund marketing initiatives and innovation required to deliver sustainable net revenue growth. The savings will also support margin expansion and increased returns on invested capital over time.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Equity Investees
During the three months and year ended December 31, 2016, the Company recorded net charges of $26 million and $61 million, respectively. During the three months and year ended December 31, 2015, the Company recorded net charges of $8 million and $87 million, respectively. These amounts represent the Company’s proportionate share of significant operating and nonoperating items recorded by certain of our equity method investees.
Transaction Gains/Losses
During the three months and year ended December 31, 2016, the Company recorded charges of $127 million and $297 million, respectively, related to costs incurred to refranchise certain of our bottling operations. These costs include, among other items, internal and external costs for individuals directly working on the refranchising efforts, severance, and costs associated with the implementation of information technology systems to facilitate consistent data standards and availability throughout our bottling systems. Additionally, during the three months and year ended December 31, 2016, the Company recorded $118 million of pension settlement charges primarily as a result of our refranchising activities.
During the three months and year ended December 31, 2016, the Company recorded charges of $4 million and $41 million, respectively. During the three months and year ended December 31, 2015, the Company recorded charges of $21 million and $30 million, respectively. These charges were for noncapitalizable transaction costs associated with pending and closed transactions, primarily related to the deconsolidation of our German bottling operations and the Monster transaction both discussed below.
During the three months and year ended December 31, 2016, the Company incurred losses of $799 million and $2,456 million, respectively. The Company also incurred losses of $179 million and $1,027 million during the three months and year ended December 31, 2015, respectively. These losses were primarily due to the derecognition of intangible assets relating to the refranchising of bottling territories in North America to certain of our unconsolidated bottling partners.
During the three months and year ended December 31, 2016, the Company incurred charges of $14 million and $31 million, respectively, related to payments made to certain of our unconsolidated North America bottling partners in order to convert their bottling agreements to a comprehensive beverage agreement with additional requirements.
During the three months and year ended December 31, 2016, the Company recognized a tax benefit of $23 million and a net tax charge of $57 million, respectively, resulting from the accrual of tax on temporary differences related to the investment in foreign subsidiaries that are now expected to reverse in the foreseeable future.
During the year ended December 31, 2016, the Company recorded a net loss of $21 million primarily due to the deconsolidation of our South African bottling operations in exchange for investments in CCBA and CCBA's South African subsidiary.
During the year ended December 31, 2016, the Company recognized a gain of $1,288 million, net of transaction costs described above, as a result of the deconsolidation of our German bottling operations. On May 29, 2016, the Company merged its German bottling operations with Coca-Cola Enterprises, Inc. and Coca-Cola Iberian Partners, S.A.U., to create CCEP in exchange for an equity investment in CCEP.
During the year ended December 31, 2016, the Company recorded a net gain of $18 million as a result of the disposal of our shares in Keurig Green Mountain, Inc.
During the year ended December 31, 2015, the Company recorded a net gain of $1,403 million as a result of our transaction with Monster, primarily due to the difference in the recorded carrying value of the assets transferred, including an allocated portion of goodwill, compared to the value of the total assets and business acquired. Additionally, under the terms of this transaction, the Company was required to discontinue selling energy products under certain trademarks, including one trademark in the glacéau portfolio. During the year ended December 31, 2015, the Company recognized impairment charges of $418 million primarily related to the discontinuation of the energy products in the glacéau portfolio as a result of the transaction with Monster.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Transaction Gains/Losses (continued)
In the fourth quarter of 2014, the owners of the majority interest of a Brazilian bottler exercised their option to acquire from us a 10 percent interest in the entity's outstanding shares resulting in our recognizing an estimated loss of $32 million due to the exercise price being lower than our carrying value. The transaction closed in January 2015, and the Company recorded an additional loss of $6 million during the year ended December 31, 2015, calculated based on the final option price. Also during the year ended December 31, 2015, the Company recorded a loss of $19 million on our previously held investment in a South African bottler, which had been accounted for under the equity method of accounting prior to our acquisition of the bottler in February 2015.
Other Items
Economic (Nondesignated) Hedges
The Company uses derivatives as economic hedges primarily to mitigate the price risk associated with the purchase of materials used in the manufacturing process as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized into earnings.
The Company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our condensed consolidated statement of income. We believe this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three months and year ended December 31, 2016, the net impact of the Company's adjustment related to our economic hedging activities resulted in decreases of $56 million and $138 million, respectively, to our non-GAAP income before income taxes. During the three months and year ended December 31, 2015, the net impact of the Company's adjustment related to our economic hedging activities described above resulted in a decrease of $52 million and an increase of $24 million, respectively, to our non-GAAP income before income taxes.
Donations to The Coca-Cola Foundation
During the three months and year ended December 31, 2016, the Company recorded charges of $100 million and $200 million, respectively. During the year ended December 31, 2015, the Company recorded charges of $100 million. These charges were due to contributions the Company made to The Coca-Cola Foundation.
Devaluation of the Egyptian Pound
During the three months and year ended December 31, 2016, the Company recorded a charge of $72 million as a result of remeasuring its net monetary assets denominated in Egyptian pounds. The Egyptian pound devalued as a result of the central bank allowing its currency, which was previously pegged to the U.S. dollar, to float freely.
Other
During the three months and year ended December 31, 2016, the Company recorded other charges of $14 million and $34 million, respectively. During the three months and year ended December 31, 2015, the Company recorded other charges of $14 million and $15 million, respectively. These charges were primarily related to tax litigation expense as well as charges associated with certain fixed assets and costs associated with restructuring and transitioning the Company's Russian juice operations to an existing joint venture with an unconsolidated bottling partner.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Other Items (continued)
Hyperinflationary Economies
During the year ended December 31, 2016, the Company recorded a charge of $76 million due to the write-down related to receivables from our bottling partner in Venezuela as a result of the continued lack of liquidity and our revised assessment of the U.S. dollar value we expect to realize upon the conversion of the Venezuelan bolivar into U.S. dollars by our bottling partner to pay our receivables.
During the year ended December 31, 2015, the Company recorded net charges of $138 million related to our Venezuelan operations. These charges were primarily a result of the remeasurement of the net monetary assets of our Venezuelan subsidiary using the SIMADI exchange rate, an impairment of a Venezuelan trademark due to higher exchange rates, and a write-down of receivables from our bottling partner in Venezuela. The write-down was recorded primarily as a result of the continued lack of liquidity and our revised assessment of the U.S. dollar value we expect to realize upon the conversion of the Venezuelan bolivar into U.S. dollars by our bottling partner to pay our receivables.
Early Extinguishment of Long-Term Debt
During the year ended December 31, 2015, the Company recorded charges of $320 million due to the early extinguishment of certain long-term debt.
Certain Tax Matters
During the three months and year ended December 31, 2016, the Company recorded net tax charges of $5 million and $89 million, respectively, related to amounts required to be recorded for changes to our uncertain tax positions, including interest and penalties. During the three months and year ended December 31, 2015, the Company recorded a net tax charge of $1 million and a net tax benefit of $5 million, respectively, related to amounts required to be recorded for changes to our uncertain tax positions, including interest and penalties.
2017 OUTLOOK
Our 2017 outlook for organic revenues, comparable currency neutral income before taxes (structurally adjusted) and comparable EPS are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability, the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and the impact of structural items, as applicable. We are not able to reconcile our full year 2017 projected organic revenues to our full year 2017 projected reported net revenues, our full year 2017 projected comparable currency neutral income before taxes (structurally adjusted) to our full year 2017 projected reported income before taxes, or our full year 2017 projected comparable EPS to our full year 2017 projected EPS without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates and the exact timing of acquisitions, divestitures and/or structural changes throughout 2017. The unavailable information could have a significant impact on our full year 2017 GAAP financial results.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended December 31, 2016
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$9,409	$3,794	$5,615	59.7%	$3,580	$680	$1,355	14.4%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(153)	153
Productivity & Reinvestment	—	—	—		—	(165)	165
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(249)	249
Other Items	(34)	16	(50)		6	(113)	57
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$9,375	$3,810	$5,565	59.4%	$3,586	$—	$1,979	21.1%

	Three Months Ended December 31, 2015
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$10,000	$4,054	$5,946	59.5%	$3,937	$491	$1,518	15.2%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(88)	88
Productivity & Reinvestment	—	—	—		—	(368)	368
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(21)	21
Other Items	5	—	5		8	(14)	11
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$10,005	$4,054	$5,951	59.5%	$3,945	$—	$2,006	20.0%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(6)	(6)	(6)		(9)	39	(11)
% Currency Impact	(2)	0	(3)		(1)	—	(8)
% Change — Currency Neutral (Non-GAAP)	(4)	(7)	(3)		(8)	—	(3)

% Change — Comparable (Non-GAAP)	(6)	(6)	(7)		(9)	—	(1)
% Comparable Currency Impact (Non-GAAP)	(2)	0	(3)		(1)	—	(8)
% Change — Comparable Currency Neutral (Non-GAAP)	(4)	(6)	(3)		(8)	—	7

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended December 31, 2016
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$248	$157	$(919)	$515	$(32)	(6.3)%	$(3)	$550	$0.13
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	153	56		—	97	0.02
Productivity & Reinvestment	—	—	—	165	57		—	108	0.02
Equity Investees	—	26	—	26	3		—	23	0.01
Transaction Gains/Losses	—	—	813	1,062	361		—	701	0.16
Other Items	—	—	73	130	21		—	109	0.03
Certain Tax Matters	—	—	—	—	(5)		—	5	—
Comparable (Non-GAAP)	$248	$183	$(33)	$2,051	$461	22.5%	$(3)	$1,593	$0.37

	Three Months Ended December 31, 2015
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[3]
Reported (GAAP)	$143	$87	$(78)	$1,538	$302	19.6%	$(1)	$1,237	$0.28
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	88	—		—	88	0.02
Productivity & Reinvestment	—	—	—	368	135		—	233	0.05
Equity Investees	—	8	—	8	—		—	8	—
Transaction Gains/Losses	—	—	178	199	65		—	134	0.03
Other Items	—	—	(49)	(38)	(15)		—	(23)	(0.01)
Certain Tax Matters	—	—	—	—	(1)		—	1	—
Comparable (Non-GAAP)	$143	$95	$51	$2,163	$486	22.5%	$(1)	$1,678	$0.38

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	73	82	—	(67)	—		(358)	(56)	(55)
% Change — Comparable (Non-GAAP)	73	94	—	(5)	(5)		(336)	(5)	(4)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed as well as the tax impact resulting from the accrual of tax on temporary differences related to the investment in foreign subsidiaries that are now expected to reverse in the foreseeable future.

[2]	4,345 million average shares outstanding — diluted

[3]	4,390 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Year Ended December 31, 2016
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$41,863	$16,465	$25,398	60.7%	$15,262	$1,510	$8,626	20.6%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(393)	393
Productivity & Reinvestment	—	—	—		—	(352)	352
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(456)	456
Other Items	(9)	148	(157)		21	(309)	131
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$41,854	$16,613	$25,241	60.3%	$15,283	$—	$9,958	23.8%

	Year Ended December 31, 2015
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$44,294	$17,482	$26,812	60.5%	$16,427	$1,657	$8,728	19.7%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(292)	292
Productivity & Reinvestment	—	—	—		—	(691)	691
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(448)	448
Other Items	(37)	(66)	29		41	(226)	214
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$44,257	$17,416	$26,841	60.6%	$16,468	$—	$10,373	23.4%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(5)	(6)	(5)		(7)	(9)	(1)
% Currency Impact	(3)	(1)	(4)		(2)	—	(8)
% Change — Currency Neutral (Non-GAAP)	(3)	(5)	(1)		(5)	—	7

% Change — Comparable (Non-GAAP)	(5)	(5)	(6)		(7)	—	(4)
% Comparable Currency Impact (Non-GAAP)	(3)	(1)	(4)		(2)	—	(7)
% Change — Comparable Currency Neutral (Non-GAAP)	(3)	(4)	(2)		(5)	—	3

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Year Ended December 31, 2016
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$733	$835	$(1,234)	$8,136	$1,586	19.5%	$23	$6,527	$1.49
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	393	56		—	337	0.08
Productivity & Reinvestment	—	—	—	352	122		—	230	0.05
Equity Investees	—	61	—	61	11		—	50	0.01
Transaction Gains/Losses	—	—	1,167	1,623	724		—	899	0.21
Other Items	—	—	113	244	22		—	222	0.05
Certain Tax Matters	—	—	—	—	(89)		—	89	0.02
Comparable (Non-GAAP)	$733	$896	$46	$10,809	$2,432	22.5%	$23	$8,354	$1.91

	Year Ended December 31, 2015
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[3]
Reported (GAAP)	$856	$489	$631	$9,605	$2,239	23.3%	$15	$7,351	$1.67
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	292	—		—	292	0.07
Productivity & Reinvestment	—	—	—	691	259		—	432	0.10
Equity Investees	—	87	—	87	5		—	82	0.02
Transaction Gains/Losses	—	—	(351)	97	(108)		—	205	0.05
Other Items	(320)	—	64	598	158		—	440	0.10
Certain Tax Matters	—	—	—	—	5		—	(5)	—
Comparable (Non-GAAP)	$536	$576	$344	$11,370	$2,558	22.5%	$15	$8,797	$2.00

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	(14)	71	—	(15)	(29)		45	(11)	(10)
% Change — Comparable (Non-GAAP)	37	55	(87)	(5)	(5)		45	(5)	(4)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed as well as the tax impact resulting from the accrual of tax on temporary differences related to the investment in foreign subsidiaries that are now expected to reverse in the foreseeable future.

[2]	4,367 million average shares outstanding — diluted

[3]	4,405 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Income Before Income Taxes and Diluted Net Income Per Share:
	Three Months Ended December 31, 2016
	Income before income taxes	Diluted net income per share
% Change — Reported (GAAP)	(67)	(55)
% Currency Impact	(17)	(23)
% Change — Currency Neutral (Non-GAAP)	(49)	(32)
% Structural Impact	2	—
% Change — Currency Neutral (Structurally Adjusted) (Non-GAAP)	(50)	—

% Impact of Items Impacting Comparability (Non-GAAP)	(61)	(51)
% Change — Comparable (Non-GAAP)	(5)	(4)
% Comparable Currency Impact (Non-GAAP)	(11)	(11)
% Change — Comparable Currency Neutral (Non-GAAP)	6	7
% Comparable Structural Impact (Non-GAAP)	(7)	—
% Change — Comparable Currency Neutral (Structurally Adjusted) (Non-GAAP)	14	—

	Year Ended December 31, 2016
	Income before income taxes	Diluted net income per share
% Change — Reported (GAAP)	(15)	(10)
% Currency Impact	(12)	(13)
% Change — Currency Neutral (Non-GAAP)	(3)	2
% Structural Impact	(2)	—
% Change — Currency Neutral (Structurally Adjusted) (Non-GAAP)	(1)	—

% Impact of Items Impacting Comparability (Non-GAAP)	(10)	(6)
% Change — Comparable (Non-GAAP)	(5)	(4)
% Comparable Currency Impact (Non-GAAP)	(9)	(9)
% Change — Comparable Currency Neutral (Non-GAAP)	4	5
% Comparable Structural Impact (Non-GAAP)	(3)	—
% Change — Comparable Currency Neutral (Structurally Adjusted) (Non-GAAP)	8	—

Note:	Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Segment:

	Three Months Ended December 31, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,645	$982	$2,473	$1,039	$4,138	$37	$(905)	$9,409
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—
Other Items	—	—	(7)	—	—	(27)	—	(34)
Comparable (Non-GAAP)	$1,645	$982	$2,466	$1,039	$4,138	$10	$(905)	$9,375

	Three Months Ended December 31, 2015
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,711	$1,023	$2,292	$960	$5,199	$46	$(1,231)	$10,000
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—
Other Items	—	—	(5)	—	—	10	—	5
Comparable (Non-GAAP)	$1,711	$1,023	$2,287	$960	$5,199	$56	$(1,231)	$10,005

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(4)	(4)	8	8	(20)	(20)	27	(6)
% Currency Impact	(2)	(14)	0	4	0	26	—	(2)
% Change — Currency Neutral (Non-GAAP)	(2)	10	8	4	(20)	(46)	—	(4)
% Acquisitions, Divestitures and Structural Items	(6)	0	0	(3)	(23)	(6)	—	(10)
% Change — Organic Revenues (Non-GAAP)	5	10	8	7	3	(42)	—	6

% Change — Comparable (Non-GAAP)	(4)	(4)	8	8	(20)	(82)	—	(6)
% Comparable Currency Impact (Non-GAAP)	(2)	(14)	0	4	0	(43)	—	(2)
% Change — Comparable Currency Neutral (Non-GAAP)	(2)	10	8	4	(20)	(38)	—	(4)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Segment:

	Year Ended December 31, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$7,278	$3,819	$10,210	$5,294	$19,885	$132	$(4,755)	$41,863
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—
Other Items	—	—	(18)	—	—	9	—	(9)
Comparable (Non-GAAP)	$7,278	$3,819	$10,192	$5,294	$19,885	$141	$(4,755)	$41,854

	Year Ended December 31, 2015
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$7,587	$4,074	$9,840	$5,252	$23,063	$166	$(5,688)	$44,294
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—
Other Items	—	—	(24)	—	—	(13)	—	(37)
Comparable (Non-GAAP)	$7,587	$4,074	$9,816	$5,252	$23,063	$153	$(5,688)	$44,257

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(4)	(6)	4	1	(14)	(21)	16	(5)
% Currency Impact	(3)	(18)	0	1	(1)	(26)	—	(3)
% Change — Currency Neutral (Non-GAAP)	(1)	12	4	(1)	(13)	6	—	(3)
% Acquisitions, Divestitures and Structural Items	(4)	0	0	(2)	(13)	9	—	(6)
% Change — Organic Revenues (Non-GAAP)	3	12	4	1	1	(4)	—	3

% Change — Comparable (Non-GAAP)	(4)	(6)	4	1	(14)	(8)	—	(5)
% Comparable Currency Impact (Non-GAAP)	(3)	(18)	0	1	(1)	(14)	—	(3)
% Change — Comparable Currency Neutral (Non-GAAP)	(1)	12	4	(1)	(13)	6	—	(3)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Core Business Revenues (Non-GAAP): [1]

Three Months Ended December 31, 2016
Reported (GAAP) Net Operating Revenues	$9,409
Bottling Investments Net Operating Revenues	(4,138)
Consolidated Eliminations	905
Intersegment Core Net Operating Revenue Eliminations	(1)
Core Business Revenues (Non-GAAP)	6,175
Items Impacting Comparability:
Asset Impairments/Restructuring	—
Productivity & Reinvestment	—
Equity Investees	—
Transaction Gains/Losses	—
Other Items	(34)
Comparable Core Business Revenues (Non-GAAP)	$6,141

Three Months Ended December 31, 2015
Reported (GAAP) Net Operating Revenues	$10,000
Bottling Investments Net Operating Revenues	(5,199)
Consolidated Eliminations	1,231
Intersegment Core Net Operating Revenue Eliminations	(11)
Core Business Revenues (Non-GAAP)	6,021
Items Impacting Comparability:
Asset Impairments/Restructuring	—
Productivity & Reinvestment	—
Equity Investees	—
Transaction Gains/Losses	—
Other Items	5
Comparable Core Business Revenues (Non-GAAP)	$6,026

% Change — Reported (GAAP) Net Operating Revenues	(6)
% Change — Core Business Revenues (Non-GAAP)	3
% Core Business Currency Impact (Non-GAAP)	(2)
% Change — Currency Neutral Core Business Revenues (Non-GAAP)	5
% Acquisitions, Divestitures and Structural Items	(2)
% Change — Core Business Organic Revenues (Non-GAAP)[2]	7

% Change — Comparable Core Business Revenues (Non-GAAP)	2
% Comparable Core Business Currency Impact (Non-GAAP)	(3)
% Change — Comparable Currency Neutral Core Business Revenues (Non-GAAP)	5

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
Core business revenues (Non-GAAP) included the net operating revenues from the Europe, Middle East & Africa, Latin America, North America, Asia Pacific and Corporate operating segments offset by intersegment revenue eliminations of $1 million and $11 million during the three months ended December 31, 2016 and December 31, 2015, respectively.

[2]	Core business organic revenue (Non-GAAP) growth included 7 points of positive price/mix.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Core Business Revenues (Non-GAAP): [1]

Year Ended December 31, 2016
Reported (GAAP) Net Operating Revenues	$41,863
Bottling Investments Net Operating Revenues	(19,885)
Consolidated Eliminations	4,755
Intersegment Core Net Operating Revenue Eliminations	(15)
Core Business Revenues (Non-GAAP)	26,718
Items Impacting Comparability:
Asset Impairments/Restructuring	—
Productivity & Reinvestment	—
Equity Investees	—
Transaction Gains/Losses	—
Other Items	(9)
Comparable Core Business Revenues (Non-GAAP)	$26,709

Year Ended December 31, 2015
Reported (GAAP) Net Operating Revenues	$44,294
Bottling Investments Net Operating Revenues	(23,063)
Consolidated Eliminations	5,688
Intersegment Core Net Operating Revenue Eliminations	(19)
Core Business Revenues (Non-GAAP)	26,900
Items Impacting Comparability:
Asset Impairments/Restructuring	—
Productivity & Reinvestment	—
Equity Investees	—
Transaction Gains/Losses	—
Other Items	(37)
Comparable Core Business Revenues (Non-GAAP)	$26,863

% Change — Reported (GAAP) Net Operating Revenues	(5)
% Change — Core Business Revenues (Non-GAAP)	(1)
% Core Business Currency Impact (Non-GAAP)	(3)
% Change — Currency Neutral Core Business Revenues (Non-GAAP)	3
% Acquisitions, Divestitures and Structural Items	(1)
% Change — Core Business Organic Revenues (Non-GAAP)[2]	4

% Change — Comparable Core Business Revenues (Non-GAAP)	(1)
% Comparable Core Business Currency Impact (Non-GAAP)	(3)
% Change — Comparable Currency Neutral Core Business Revenues (Non-GAAP)	3

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
Core business revenues (Non-GAAP) included the net operating revenues from the Europe, Middle East & Africa, Latin America, North America, Asia Pacific and Corporate operating segments offset by intersegment revenue eliminations of $15 million and $19 million during the years ended December 31, 2016 and December 31, 2015, respectively.

[2]	Core business organic revenue (Non-GAAP) growth included 4 points of positive price/mix.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Segment:

	Three Months Ended December 31, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$779	$481	$600	$332	$(359)	$(478)	$1,355
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	153	—	153
Productivity & Reinvestment	26	—	54	—	22	63	165
Equity Investees	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	246	3	249
Other Items	—	—	(16)	—	(10)	83	57
Comparable (Non-GAAP)	$805	$481	$638	$332	$52	$(329)	$1,979

	Three Months Ended December 31, 2015
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$839	$528	$492	$313	$(115)	$(539)	$1,518
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	88	—	88
Productivity & Reinvestment	(12)	—	37	3	147	193	368
Equity Investees	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	3	18	21
Other Items	—	—	22	—	(34)	23	11
Comparable (Non-GAAP)	$827	$528	$551	$316	$89	$(305)	$2,006

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(7)	(9)	22	6	(212)	11	(11)
% Currency Impact	(2)	(23)	(1)	1	3	3	(8)
% Change — Currency Neutral (Non-GAAP)	(5)	14	22	5	(215)	9	(3)

% Change — Comparable (Non-GAAP)	(3)	(9)	16	5	(41)	(8)	(1)
% Comparable Currency Impact (Non-GAAP)	(2)	(23)	(1)	1	1	(7)	(8)
% Change — Comparable Currency Neutral (Non-GAAP)	(1)	14	16	4	(42)	(1)	7

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Segment:

	Year Ended December 31, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$3,676	$1,951	$2,582	$2,224	$(137)	$(1,670)	$8,626
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	393	—	393
Productivity & Reinvestment	32	(2)	134	1	82	105	352
Equity Investees	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	424	32	456
Other Items	—	76	(47)	—	(130)	232	131
Comparable (Non-GAAP)	$3,708	$2,025	$2,669	$2,225	$632	$(1,301)	$9,958

	Year Ended December 31, 2015
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$3,875	$2,169	$2,366	$2,189	$124	$(1,995)	$8,728
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	292	—	292
Productivity & Reinvestment	(9)	7	141	2	304	246	691
Equity Investees	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	3	445	448
Other Items	—	33	12	2	(10)	177	214
Comparable (Non-GAAP)	$3,866	$2,209	$2,519	$2,193	$713	$(1,127)	$10,373

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(5)	(10)	9	2	—	16	(1)
% Currency Impact	(3)	(27)	0	0	—	(2)	(8)
% Change — Currency Neutral (Non-GAAP)	(2)	17	9	2	—	18	7

% Change — Comparable (Non-GAAP)	(4)	(8)	6	2	(11)	(15)	(4)
% Comparable Currency Impact (Non-GAAP)	(3)	(26)	0	0	(1)	(1)	(7)
% Change — Comparable Currency Neutral (Non-GAAP)	(1)	18	6	2	(10)	(14)	3

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Income (Loss) Before Income Taxes by Segment:

	Three Months Ended December 31, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$799	$481	$582	$335	$(1,026)	$(656)	$515
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	153	—	153
Productivity & Reinvestment	26	—	54	—	22	63	165
Equity Investees	—	—	—	—	20	6	26
Transaction Gains/Losses	—	—	15	—	1,044	3	1,062
Other Items	—	—	(16)	—	(9)	155	130
Comparable (Non-GAAP)	$825	$481	$635	$335	$204	$(429)	$2,051

	Three Months Ended December 31, 2015
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$838	$515	$491	$317	$(187)	$(436)	$1,538
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	88	—	88
Productivity & Reinvestment	(12)	—	37	3	147	193	368
Equity Investees	1	—	—	—	7	—	8
Transaction Gains/Losses	—	—	—	—	183	16	199
Other Items	—	—	22	—	(34)	(26)	(38)
Comparable (Non-GAAP)	$827	$515	$550	$320	$204	$(253)	$2,163

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(5)	(7)	18	6	(447)	(50)	(67)
% Currency Impact	(2)	(24)	(1)	1	6	(32)	(17)
% Change — Currency Neutral (Non-GAAP)	(3)	17	19	4	(453)	(18)	(49)

% Impact of Items Impacting Comparability (Non-GAAP)	(4)	0	3	1	(449)	19	(61)
% Change — Comparable (Non-GAAP)	0	(7)	15	5	1	(70)	(5)
% Comparable Currency Impact (Non-GAAP)	(2)	(24)	(1)	1	1	(41)	(11)
% Change — Comparable Currency Neutral (Non-GAAP)	2	17	16	3	0	(29)	6

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Income (Loss) Before Income Taxes by Segment:

	Year Ended December 31, 2016
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$3,749	$1,966	$2,560	$2,238	$(1,923)	$(454)	$8,136
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	393	—	393
Productivity & Reinvestment	32	(2)	134	1	82	105	352
Equity Investees	—	—	—	—	52	9	61
Transaction Gains/Losses	—	—	32	—	2,879	(1,288)	1,623
Other Items	—	76	(47)	—	(129)	344	244
Comparable (Non-GAAP)	$3,781	$2,040	$2,679	$2,239	$1,354	$(1,284)	$10,809

	Year Ended December 31, 2015
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$3,923	$2,164	$2,356	$2,207	$(427)	$(618)	$9,605
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	292	—	292
Productivity & Reinvestment	(9)	7	141	2	304	246	691
Equity Investees	4	—	—	—	83	—	87
Transaction Gains/Losses	—	—	—	—	1,010	(913)	97
Other Items	—	33	12	2	(10)	561	598
Comparable (Non-GAAP)	$3,918	$2,204	$2,509	$2,211	$1,252	$(724)	$11,370

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(4)	(9)	9	1	(350)	27	(15)
% Currency Impact	(3)	(27)	0	0	(3)	(70)	(12)
% Change — Currency Neutral (Non-GAAP)	(2)	18	9	2	(346)	96	(3)

% Impact of Items Impacting Comparability (Non-GAAP)	(1)	(2)	2	0	(358)	104	(10)
% Change — Comparable (Non-GAAP)	(4)	(7)	7	1	8	(77)	(5)
% Comparable Currency Impact (Non-GAAP)	(3)	(26)	0	0	(2)	(47)	(9)
% Change — Comparable Currency Neutral (Non-GAAP)	(1)	19	7	2	11	(31)	4

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Operating Expense Leverage:
	Three Months Ended December 31, 2016
	Operating income	Gross profit	Operating expense leverage[1]
% Change — Reported (GAAP)	(11)	(6)	(5)
% Change — Currency Neutral (Non-GAAP)	(3)	(3)	0

% Change — Comparable (Non-GAAP)	(1)	(7)	5
% Change — Comparable Currency Neutral (Non-GAAP)	7	(3)	10

	Year Ended December 31, 2016
	Operating income	Gross profit	Operating expense leverage[1]
% Change — Reported (GAAP)	(1)	(5)	4
% Change — Currency Neutral (Non-GAAP)	7	(1)	9

% Change — Comparable (Non-GAAP)	(4)	(6)	2
% Change — Comparable Currency Neutral (Non-GAAP)	3	(2)	5

Note:	Certain rows may not add due to rounding.
1Operating expense leverage is calculated by subtracting gross profit growth from operating income growth.

Operating Margin:
	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Basis Point Growth (Decline)
Reported (GAAP)	14.40%	15.19%	(79)
Items Impacting Comparability (Non-GAAP)	(6.71)%	(4.86)%
Comparable Operating Margin (Non-GAAP)	21.11%	20.05%	106
Comparable Currency Impact (Non-GAAP)	(1.23)%	0.00%
Comparable Currency Neutral Operating Margin (Non-GAAP)	22.34%	20.05%	229

	Year Ended December 31, 2016	Year Ended December 31, 2015	Basis Point Growth (Decline)
Reported (GAAP)	20.61%	19.70%	91
Items Impacting Comparability (Non-GAAP)	(3.18)%	(3.74)%
Comparable Operating Margin (Non-GAAP)	23.79%	23.44%	35
Comparable Currency Impact (Non-GAAP)	(1.04)%	0.00%
Comparable Currency Neutral Operating Margin (Non-GAAP)	24.83%	23.44%	139

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Purchases and Issuances of Stock:
	Year Ended December 31, 2016	Year Ended December 31, 2015
Reported (GAAP)
Issuances of Stock	$1,434	$1,245
Purchases of Stock for Treasury	(3,681)	(3,564)
Net Change in Stock Issuance Receivables[1]	1	1
Net Change in Treasury Stock Payables[2]	(63)	18
Net Share Repurchases (Non-GAAP)	$(2,309)	$(2,300)

[1]	Represents the net change in receivables related to employee stock options exercised but not settled prior to the end of the period.

[2]	Represents the net change in payables for treasury shares repurchased but not settled prior to the end of the period.

Consolidated Cash from Operations:

	Year Ended December 31, 2016	Year Ended December 31, 2015
	Net Cash Provided by Operating Activities	Net Cash Provided by Operating Activities
Reported (GAAP)	$8,796	$10,528
Items Impacting Comparability:
Cash Payments for Pension Plan Contributions	471	—
Comparable (Non-GAAP)	$9,267	$10,528

	Net Cash Provided by Operating Activities
% Change — Reported (GAAP)	(16)
% Change — Comparable (Non-GAAP)	(12)

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is the world's largest beverage company, refreshing consumers with more than 500 sparkling and still brands and more than 3,800 beverage choices. Led by Coca-Cola, one of the world's most valuable and recognizable brands, our Company's portfolio features 20 billion-dollar brands, 18 of which are available in reduced-, low- or no-calorie options. These brands include Diet Coke, Coca-Cola Zero, Fanta, Sprite, Dasani, vitaminwater, Powerade, Minute Maid, Simply, Del Valle, Georgia and Gold Peak. Through the world's largest beverage distribution system, we are the No. 1 provider of both sparkling and still beverages.  More than 1.9 billion servings of our beverages are enjoyed by consumers in more than 200 countries each day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that reduce our environmental footprint, create a safe, inclusive work environment for our associates, and enhance the economic development of the communities where we operate. Together with our bottling partners, we rank among the world's top 10 private employers with more than 700,000 system associates. For more information, visit
Coca-Cola Journey at www.coca-colacompany.com, follow us on Twitter at twitter.com/CocaColaCo, visit our blog, Coca-Cola Unbottled, at www.coca-colablog.com or find us on LinkedIn at
www.linkedin.com/company/the-coca-cola-company.
Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity concerns; water scarcity and poor quality; evolving consumer preferences; increased competition and capabilities in the marketplace; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; an inability to be successful in our innovation activities; increased demand for food products and decreased agricultural productivity; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners' financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States or in one or more other major markets; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; failure to adequately protect, or disputes relating to, trademarks, formulae and other intellectual property rights; adverse weather conditions; climate change; damage to our brand image and corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to timely implement our previously announced actions to reinvigorate growth, or to realize the economic benefits we anticipate from these actions; failure to realize a significant portion of the anticipated benefits of our strategic relationship with Monster Beverage Corporation; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer plan withdrawal liabilities in the future; an inability to successfully integrate and manage our Company-owned or -controlled bottling operations; an inability to successfully manage our refranchising activities; an inability to successfully manage the possible negative consequences of our productivity initiatives; an inability to attract or retain a highly skilled workforce; global or regional catastrophic events; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2015 and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.
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